Exhibit 99

Joint Filer Information


Name:	QK Holdings, Inc.
Address:	3411 Silverside Road
		Bancroft Building, Suite 205C
		Wilmington, DE  19810
Designated Filer:	Interactive Technology Holdings, LLC
Issuer & Ticker Symbol: 	GSI Commerce, Inc. (GSIC)
Date of Event Requiring Statement:	07/25/2003

Name:	QVC, Inc.
Address:	Studio Park, 1200 Wilson Drive
		West Chester, PA, 19380
Designated Filer:	Interactive Technology Holdings, LLC
Issuer & Ticker Symbol: 	GSI Commerce, Inc. (GSIC)
Date of Event Requiring Statement:	07/25/2003

Name:	Comcast QVC, Inc.
Address:	1201 N. Market Street, Suite 1405
		Wilmington, Delaware 19801
Designated Filer:	Interactive Technology Holdings, LLC
Issuer & Ticker Symbol: 	GSI Commerce, Inc. (GSIC)
Date of Event Requiring Statement:	07/25/2003

Name:	Comcast Programming Holdings, Inc.
Address:	1201 N. Market Street, Suite 1405
		Wilmington, Delaware 19801
Designated Filer:	Interactive Technology Holdings, LLC
Issuer & Ticker Symbol: 	GSI Commerce, Inc. (GSIC)
Date of Event Requiring Statement:	07/25/2003

Name:	Comcast Holdings Corporation
Address:	1500 Market Street
		Philadelphia, PA 19102
Designated Filer:	Interactive Technology Holdings, LLC
Issuer & Ticker Symbol: 	GSI Commerce, Inc. (GSIC)
Date of Event Requiring Statement:	07/25/2003

Name:	Comcast Corporation
Address:	1500 Market Street
		Philadelphia, PA 19102
Designated Filer:	Interactive Technology Holdings, LLC
Issuer & Ticker Symbol: 	GSI Commerce, Inc. (GSIC)
Date of Event Requiring Statement:	07/25/2003